Exhibit 99.1

ST. BERNARD SOFTWARE REPORTS 2006 FINANCIAL

RESULTS

SAN DIEGO, CA, FEBRUARY 22, 2007 — St. Bernard Software, Inc. (OTCBB: SBSW), a global provider of comprehensive security, continuity, and collaboration solutions for small and midsized businesses (SMB’s) today announced preliminary, unaudited financial results for its year ended December 31, 2006. The company cautioned that its final results could be subject to change based on adjustments in connection with its 2006 financial statement audit.

2006 Highlights:

•	Completed merger with Sand Hill IT to become a public company.

•	Grew St. Bernard’s leading product iPrism’s new customer acquisition billing by over 40% annually.

•	Announced appointment of Vince Rossi, previously a Senior Vice President of Product Management and Marketing with McAfee, Inc., as president and CEO.

•	Completed the acquisition of Singlefin, an on-demand security software provider, which provided the foundation for our new software as a service (SaaS) offering LivePrism.

•	Established the company’s strategic platform for delivering managed and self-managed network solutions exclusively to small and medium businesses.

“2006 was a year of transition for St. Bernard Software”, said Vince Rossi, CEO of St. Bernard Software. “During the year we completed a merger to become a public company and completed our first technology acquisition. The acquisition provides St. Bernard a platform upon which we can grow by delivering managed and self-managed network solutions exclusively to small and midsized businesses through our two primary solutions, iPrism and LivePrism. Our products are designed to solve the unique needs of small and medium sized businesses while minimizing our customers’ IT resource requirements. We believe we are focused on a high growth, under-served market, as is evidenced by our iPrism new customer growth rate in 2006, and we look forward to continuing to successfully marketing iPrism and our new product, LivePrism, in 2007.”

Financial Results

Revenue in the fourth quarter was $6.1 million and exceeded the high end of the $5.5 to $6.0 million guidance previously provided. Revenue for the year ended December 31, 2006 is expected to be $22.6 million, a decrease of 5.8% compared to 2005. The decrease is due primarily to a decline associated with the Company’s legacy product lines. Subscription revenue increased to $15.6 million, up approximately 11.4% from $14.0 million in 2005. GAAP loss per share for 2006 was $0.64, an increase of $0.32 compared to 2005. St. Bernard Software’s cash balance was $4.7 million at December 31, 2006.

Business Outlook

Mr. Rossi added, “We’ve established a platform that provides two growth engines for the company and have made early, focused investment in our go-to-market capability and on-demand infrastructure to help drive the growth. We are optimistic about 2007, and believe that we will achieve good growth in our iPrism and LivePrism product lines. Historically the first quarter is seasonally the weakest of the year and, as such, we currently expect our Q1 2007 revenue to range from $4.2 to $4.8 million. As a reminder, the company divested its UpdateExpert product line early in the first quarter of 2007 and our guidance reflects the impact of that divestiture. We look forward to building on the foundation we created in 2006 and to expanding our business in 2007.”

Conference Call Information

A live conference call scheduled for 2:00 p.m. today can be accessed at:

800-257-1836 (US and Canada)

303-205-0066 (International)

Passcode: Give the company name “St. Bernard”

A webcast is also available at www.stbernard.com under Investor Relations

Conference Call Replay

A replay of today’s conference call can be accessed at:

800-405-2236 (US and Canada)

303-590-3000 (International)

Passcode: 11083772#

Available today, 8:00 p.m. ET through Thursday, March 1, 2007 at 11:59 pm

A webcast is also available at www.stbernard.com under Investor Relations.

About St. Bernard Software

St. Bernard Software (OTCBB: SBSW) is a global provider of comprehensive security and hosted office solutions for small and midsize businesses (SMBs). St. Bernard Software also provides the SMB market with a broad range of flexible and integrated hosted solutions, including secure content management, messaging continuity and collaboration. Deployed across millions of computers worldwide, the company’s award-winning products deliver innovative security solutions that offer the best combination of ease-of-use, performance and value. Established in 1995 with headquarters in San Diego, CA and international offices in the United Kingdom and Australia, St. Bernard Software sells and supports its products directly and through solution partners worldwide. For more information, please visit www.stbernard.com.

©2007 St.Bernard Software Inc. All rights reserved. The St. Bernard Software logo, LivePrism, iPrism and Open File Manager are trademarks of St. Bernard Software Inc. All other trademarks and registered trademarks are hereby acknowledged.

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any projections of earnings, revenues (including where the underlying contract has already been signed), or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, risk of audit adjustments to unaudited reported results, performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues; and the risk that audited results may differ materially from those provided in this release. Announcements of contract awards should not be interpreted as reflecting revenue in any particular period and may relate to revenue recorded in prior periods. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.

Contact:

St Bernard Software:

Al Riedler, Chief Financial Officer

(858) 524-2050

or

MKR Group, Inc.

Marie Dagresto, Todd Kehrli,

(323) 468-2300

sbsw@mkr-group.com

St Bernard Software, Inc.

and Subsidiary

Consolidated Balance Sheets

	December 31, 2006	December 31, 2005
	(Unaudited)
Assets

Current Assets
Cash and cash equivalents	$4,689,480	$9,211
Accounts receivable – net of allowance for doubtful accounts of $523,000 and $489,000 in 2006 and 2005, respectively	4,300,709	4,460,116
Inventories	729,739	566,897
Prepaid expenses and other current assets	483,840	207,534
Deferred income taxes	—	473,000

Total current assets	10,203,768	5,716,758

Fixed Assets – Net	1,726,050	1,456,989

Other Assets	8,257,592	1,147,279

Goodwill	3,285,319	3,285,319

Deferred Income Taxes	—	586,000

	$23,472,729	$12,192,345

St Bernard Software, Inc.

and Subsidiary

Consolidated Balance Sheets

	December 31, 2006	December 31, 2005
	(Unaudited)
Liabilities and Stockholders’ Deficit

Current Liabilities
Line of credit	$296,410	$940,155
Accounts payable	4,059,101	2,092,218
Accrued compensation expenses	1,642,994	1,239,594
Other accrued expenses and other current liabilities	291,719	182,912
Note payable to related party	—	178,322
Current portion of capitalized lease obligations	75,087	39,089
Deferred revenue	11,904,400	10,744,230

Total current liabilities	18,269,711	15,416,520

Capitalized Lease Obligations, Less Current Portion	141,617	4,874

Deferred Revenue	5,842,809	5,326,288

Total liabilities	24,254,137	20,747,682
Commitments and Contingencies

Stockholders’ Deficit
Preferred stock, $0.01 par value; 5,000,000 shares authorized and 0 shares issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized and 14,764,251 and 9,733,771 shares issued and outstanding in 2006 and 2005, respectively	147,643	97,339
Additional paid-in capital	38,186,988	20,360,001
Accumulated deficit	(39,116,039)	(29,012,677)

Total stockholders’ deficit	(781,408)	(8,555,337)

	$23,472,729	$12,192,345

St Bernard Software, Inc.

and Subsidiary

Consolidated Statement of Operations

Years Ended December 31,	2006	2005
	(Unaudited)
Sales
License	$3,851,434	$6,382,501
Appliance	3,144,118	3,560,611
Subscription	15,624,903	14,042,129

Total Sales	22,620,455	23,985,241

Cost of Sales
License	7,087	32,321
Appliance	2,577,376	3,161,421
Subscription	3,770,824	3,395,970

Total Cost of Sales	6,355,287	6,589,712

Gross Profit	16,265,168	17,395,529

Sales and marketing expenses	11,252,855	10,399,127
Research and development expenses	6,608,252	6,708,099
General and administrative expenses	7,074,378	2,958,003

Loss from Operations	(8,670,317)	(2,669,700)

Other Expense (Income)
Interest expense	280,644	262,573
Other income	93,403	18
Warrant income	(2,630,400)	—

Total Other Expense (Income)	(2,256,353)	262,591

Loss Before Income Taxes	(6,413,964)	(2,932,291)

Income tax expense	(1,059,000)	(29,152)

Net Loss	$(7,472,964)	$(2,961,443)

Basic and Diluted Loss Per Common Share	$(0.64)	$(0.32)

Weighted Average Shares Outstanding	11,724,974	9,297,170